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                                                                      Exhibit 23





                              ACCOUNTANTS' CONSENT




First American Corporation
Benefit Plan Administrative Committee:

We consent to incorporation by reference in the registration statement (No. 2-81685) on Form S-8, as amended, of First American Corporation of our report dated March 10, 1994, relating to the statements of net assets available for benefits of First American Corporation First Incentive Reward Savings Thrift Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits and related schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 11-K of First American Corporation.


                                              /s/ KPMG Peat Marwick
                                              ---------------------
                                              KPMG Peat Marwick



Nashville, Tennessee
April 26, 1994



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